EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation into this Registration Statement on Form S-3 by reference to our report dated November 11, 2009 relating to the consolidated financial statements of Unilife Corporation and subsidiaries as of June 30, 2009 and for the fiscal years ended June 30, 2009 and June 30, 2008 contained in Unilife Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2010.

/s/  BDO Kendalls Audit & Assurance (WA) Pty Ltd

Perth, Western Australia
March 30, 2011